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                           INFINITY INVESTORS LIMITED
                               38 Hertford Street
                             London, England W1Y 7TG


                                 August 19, 1998



Orix Global Communications, Inc.
177 East Flamingo Road
Bldg. B, Suite 200
Las Vegas, NV  89119

         Re:      ADDITIONAL $850,000 LOAN

Gentlemen:

         Reference is made to that certain Securities Purchase Agreement (the "Purchase Agreement") by and between Orix Global Communications, Inc., a Nevada corporation (the "Company"), and Infinity Investors Limited, a Nevis West Indies corporation (the "Lender"), dated as of June 11, 1998, pursuant to which the Lender issued a $6 million Debenture to Lender (the "Original Debenture").

         Pursuant to the terms of this letter agreement (the "Letter Agreement"), the Company and the Lender now desire to provide for the issuance of an additional Debenture of $850,000 from the Company to the Lender, on the terms specified herein (the "New Debenture"). Capitalized terms used herein and otherwise defined shall have the meanings described thereto in the Purchase Agreement.

         Therefore, the Company and Lender agree as follows:

         1. ISSUANCE OF DEBENTURE. On the date hereof, the Company shall issue to the Lender the New Debenture in the form of Exhibit A attached hereto, against delivery by the Lender to the Company of $850,000 (the "Loan Proceeds"). The Loan Proceeds shall be used exclusively by the Company as a cash collateral account to secure the issuance of a Letter of Credit from Wells Fargo (or a similar financial institution) to Avantel, SA (the "Letter of Credit"). The Letter of Credit will secure certain performance obligations by the Company under its contractual agreement with Avantel, SA. The Company hereby acknowledges and agrees that the New Debenture shall be treated as issued pursuant to the terms of the Purchase Agreement and each Related Agreement, including, without limitation, the Security Agreement. It is expressly agreed by the Company that the Lender shall be provided the same rights, preferences, privileges, causes of action, security, demands and any and other benefits under the Purchase Agreement and each Related Agreement with respect to the New Debenture as exists with respect to the Original Debenture.


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         2. CONVERSION OF DEBENTURE/REPAYMENT. The New Debenture shall be payable pursuant to its terms. Notwithstanding any provision of the Original Debenture to the contrary, the Company shall be authorized to repay the New Debenture prior to any payment by the Company of the Original Debenture; provided, however, any repayment of the New Debenture following a Conversion Date Event (as hereafter defined) shall be made only following ten (10) days prior written notice to the Lender, during which period Lender shall be afforded the conversion rights hereafter specified. In the event the Letter of Credit is drawn upon (and the Company's cash collateral account diminished) by more than $100,000, or in the event the New Debenture is not repaid in full on or before November 19, 1998, then upon the occurrence of either such event (each, a "Conversion Date Event") the New Debenture shall be convertible, in whole or in part, at any time and from time to time, at the sole and exclusive option of the Lender, in to such number of shares of common stock of the Company (the "Common Stock") as set forth in the following formula: each $50,000 principal amount of the New Debenture shall be convertible into 20 shares of Common Stock (such that the entire $850,000 principal balance is convertible into 340 shares of Common Stock). All accrued and unpaid interest shall be paid in cash upon any such conversion. The conversion formula set forth above shall be subject to adjustment on a customary basis for stock splits, stock dividends, reorganizations and similar events.

         3. STOCKHOLDER WAIVER AND AMENDMENT. Contemporaneous with the execution of this Letter Agreement, the Company shall, and shall cause each of its existing stockholders (collectively, the "Stockholders") to, execute and deliver that certain First Amendment to Stockholders Agreement attached hereto as Exhibit B, pursuant to which the Stockholders acknowledge and agree to waive any preemptive rights associated with the issuance of any shares of Common Stock upon conversion thereof.

         4. PARTICIPATION RIGHT. Consistent with the terms of the Purchase Agreement and the Related Agreements, the Company hereby acknowledges that the Lender may participate or assign all or a portion of the New Debenture (and the conversion rights or Common Stock issued upon conversion) to one or more persons, each of which shall take the assigned or participated interest with the same rights, preferences, privileges, causes of action, security and demands and other benefits as exist with respect to the Lender.

         5. GENERAL. The Company hereby agrees that, at any time, and from time to time, upon request, it shall execute and deliver such further documents and do such further acts and things as the Lender may reasonably request in order to fully effect the purposes of this Letter Agreement. This Letter Agreement may be executed by facsimile signature and in one or more counterparts and it is not necessary that signatures of all parties appear on the same counterpart, but such counterparts together shall constitute but one and the same agreement. This Letter Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors.


                                       2.
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         To set forth your agreement with the foregoing, please countersign this
Letter Agreement in the space provided below.

                                         Very truly yours,

                                         INFINITY INVESTORS LIMITED





                                         By:
                                                  ------------------------------
                                         Name:
                                                  ------------------------------
                                         Title:
                                                  ------------------------------


ORIX GLOBAL COMMUNICATIONS, INC.





By:
         ------------------------------
Name:
         ------------------------------
Title:
         ------------------------------


                                       3.
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                                    EXHIBIT A



                              FORM OF NEW DEBENTURE









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                                    EXHIBIT B



                           FORM OF FIRST AMENDMENT TO
                             STOCKHOLDERS AGREEMENT